Exhibit 21


                   UniSource Energy Corporation Subsidiaries
                   -----------------------------------------


                                                 State or Other Jurisdiction
       Subsidiary                              of Incorporation or Organization
       ----------                              --------------------------------

Tucson Electric Power Company (TEP)                           Arizona
    TEP Subsidiaries:
    San Carlos Resources Inc.                                 Arizona


Millennium Energy Holdings, Inc. (Millennium)                 Arizona


UniSource Energy Development (UED)                            Arizona